EXHIBIT 16.1

Patrick Rodgers, CPA, PA
300 East Citrus Street
Altamonte Springs, Florida 32701

March 17, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

I have read Item 4.01 of Form 8-K/A dated March 17, 2014 of Puissant Industries, Inc. and I am in agreement with such statements, insofar as they apply to Patrick Rodgers, CPA, PA.

Sincerely,

/s/ Patrick Rodgers, CPA, PA
_____________________________
Patrick Rodgers, CPA, PA
Altamonte Springs, Florida